Exhibit 10.4
AMENDED AND RESTATED
SERVICING AGREEMENT
between
GMAC LLC
as Servicer and Custodian
and
BANK OF AMERICA, NATIONAL ASSOCIATION,
as Purchaser and as Master Servicer
Dated as of November 14, 2006

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EXHIBITS
EXHIBIT A            SCHEDULE OF RECEIVABLES
EXHIBIT B            FORM OF MONTHLY SERVICING REPORT
EXHIBIT C            SERVICING CRITERIA

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     This AMENDED AND RESTATED SERVICING AGREEMENT, (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”), is made as of November 14, 2006, between GMAC LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer” or the “Receivables Servicer”), and as custodian (in such capacity, the “Custodian”) and Bank of America, National Association, a national banking association, as purchaser (together with its successors and assigns the “Purchaser”) and as master servicer (in such capacity, the “Master Servicer”).
     1. Capital Auto Receivables LLC, formerly known as Capital Auto Receivables, Inc. (“CARI”) previously purchased from GMAC LLC (“GMAC”) a specified portfolio of receivables consisting of automobile and light truck retail instalment sale contracts and direct purchase money loans and related property (collectively, the “Receivables”), pursuant to a Sale Agreement dated as of September 21, 2006, and Bank of America, National Association (“BANA”) in turn purchased said Receivables from CARI pursuant to a Purchase and Sale Agreement dated as of September 21, 2006;
     2. BANA intends to sell the Receivables in a securitization. On the date hereof, BANA is selling the Receivables to BAS Securitization LLC, which in turn will sell the Receivables and assign its rights under the Purchase and Sale Agreement to Banc of America Securities Auto Trust 2006-G1 (the “Issuer”);
     3. BANA and GMAC entered into a servicing agreement (the “Original Agreement”), dated as of September 21, 2006, under which GMAC agreed to service the Receivables;
     4. BANA has agreed to act as Master Servicer for the Issuer pursuant to a master servicing agreement, dated as of the date hereof, between the Master Servicer, the Issuer and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”);
     5. The Master Servicer desires for the Servicer to service the Receivables, and the Servicer is servicing and is willing to continue to service the Receivables, in the manner provided in this Agreement;
     6. For administrative convenience, the Servicer is acting as the Custodian, and is willing to continue to act as the custodian of the Receivables and related property; and
     7. The Master Servicer and the Servicer wish to amend and restate the Original Agreement as set forth herein.
     In consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
     Section 1.1. Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned to them in

Appendix A to the Purchase and Sale Agreement, dated as of September 21, 2006 and amended as of November 14, 2006, between CARI, as the Seller, and Bank of America, National Association, as the Master Servicer. All references herein to “the Agreement” or “this Agreement” are to this Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits and attachments hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction and usage set forth in such Appendix A shall be applicable to this Agreement.
ARTICLE II
SERVICER AS CUSTODIAN
     Section 2.1. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Master Servicer (as the custodian for the owner thereof), upon the execution and delivery of this Agreement, hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the sub-custodian for the Master Servicer, who is the agent of the Issuer as owner of the Receivables, as custodian of the following documents or instruments, which were constructively delivered to the Master Servicer pursuant to the Original Agreement (collectively, the “Receivable Files”) with respect to each Receivable:
     (a) the fully executed original of the instalment sale contract or the promissory note and security agreement, as applicable, for such Receivable;
     (b) documents evidencing or related to any Insurance Policy;
     (c) the original credit application of each Obligor, fully executed by each such Obligor on GMAC’s customary form, or on a form approved by GMAC, for such application;
     (d) where permitted by law, the original certificate of title (when received) and otherwise such documents, if any, that GMAC keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of GMAC as first lienholder or secured party; and
     (e) any and all other documents that GMAC keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.
     The Custodian hereby acknowledges receipt of the Receivable Files for each Receivable listed on the Schedule of Receivables attached hereto as Exhibit A.
     Section 2.2. Duties of Custodian.
     (a) Safekeeping. The Custodian shall hold each Receivable File described herein as sub-custodian for the Master Servicer, for the benefit of the Issuer as owner of the related Receivable for the use and benefit of the Master Servicer and shall maintain such accurate accounts, records and computer systems pertaining to each Receivable File described herein. On or prior to the Closing Date, the computer files created in connection with the Receivables will be marked to reflect that the Receivables have been sold to the Purchaser. Each Receivable shall be identified as such on the computer records of the Custodian to the extent the Custodian reasonably determines to be necessary to comply with the terms and conditions of the Basic Documents. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that the Custodian exercises with respect to receivable files relating to comparable automotive receivables that the Custodian holds for itself or others and consistent with such reasonable care, the Custodian may utilize the services of third parties to act as custodian of Receivable Files subject to Section 5.5. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Custodian to verify the accuracy of the Custodian’s inventory and record keeping. The Custodian shall promptly report to the Master Servicer of a Receivable any failure on its part to hold the related Receivable File as described herein and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.
     (b) Maintenance of and Access to Records. The Custodian agrees to maintain each Receivable File at one of its branch offices or with third party vendors as shall be deemed appropriate by the Custodian. Subject only to the Custodian’s security requirements applicable to its own employees having access to similar records held by the Custodian, the Custodian shall permit the Master Servicer or any of its duly authorized representatives, attorneys or auditors to inspect the related Receivable File described herein and the related accounts, records and computer systems maintained by the Custodian pursuant hereto at such times as the Master Servicer may reasonably request. Any such access will be at the expense of the Master Servicer. Upon written request from the Master Servicer, the Servicer will release any document in the Receivable Files to the Master Servicer or its designee; provided that (i) such release of documents will not cause undue disruption of the Servicer’s ordinary business operations and (ii) if an Event of Servicing Termination has not occurred, the Master Servicer will reimburse the Servicer for any reasonable costs and expenses incurred in effecting such release. Any document so released will be handled by the Master Servicer or its designee with due care and returned to the Servicer as soon as the Master Servicer no longer has a need for such document.
     (c) Administration; Reports. In general, the Custodian shall attend to all non-discretionary details in connection with maintaining custody of the Receivable Files as described herein. In addition, the Custodian shall assist the Servicer generally in the preparation of routine reports to the Master Servicer, if any, or to regulatory bodies, to the extent necessitated by the Custodian’s custody of the Receivable Files described herein.
     (d) Servicing. The Custodian is familiar with the duties of the Servicer, the servicing procedures and the allocation and distribution provisions (including those related to principal collections, losses and recoveries on Receivables) set forth in the Basic Documents and hereby agrees to maintain the Receivable Files in a manner consistent therewith. The Custodian further agrees to cooperate with the Servicer in the Servicer’s performance of its duties herein and under the other Basic Documents.

     (e) Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions from the Master Servicer with respect to the Receivable Files described herein upon its receipt of written instructions signed by an authorized officer of the Master Servicer.
     (f) Indemnification By the Custodian. The Custodian agrees to indemnify the Purchaser and the Master Servicer, respectively, for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Purchaser as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files described herein; provided, however, that the Custodian shall not be liable to the Purchaser for any portion of any such amount resulting from the willful misfeasance, bad faith, negligence or failure to comply with applicable laws or regulations of the Purchaser or any subsequent purchaser, assignee, transferee, pledgee or other holder of the Receivables.
     (g) Advice of Counsel. The Custodian and the Master Servicer further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable federal or state law.
     (h) Delegation of Duties. So long as GMAC acts as Custodian, the Custodian may, at any time without notice to or consent of the Master Servicer, delegate any duties herein to any corporation or other Person more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by GMAC so long as such Person is in the business of acting as a custodian of automotive receivables or automotive receivables files. The Custodian may at any time perform any of its specific duties as Custodian through sub-contractors who are in the business of acting as custodian of automotive receivables or receivables files. No such delegation or sub-contracting shall relieve the Custodian of its responsibility or liability hereunder with respect to any such duties so delegated.
     (i) Limitation on Liability of Custodian and Others.
     (i) Neither the Custodian nor any of the directors or officers or employees or agents of the Custodian shall be under any liability to the Purchaser, except as specifically provided in the Basic Documents, for any action taken or for refraining from the taking of any action pursuant to the Basic Documents or for reasonable errors in judgment; provided, however, that this provision shall not protect the Custodian or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except reasonable errors in judgment) in the performance of duties or by reason of a breach of its obligations and duties herein.
     (ii) Except as provided in the Basic Documents, the Custodian shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to act as custodian for the Receivables and the other Purchased Property in accordance with the Basic Documents and that in its opinion may involve it in any unreimbursed expense or liability; provided, however, at the Purchaser’s request the Custodian may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the Parties to the Basic Documents and the interests of the Purchaser in the Basic Documents. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Purchaser and the Custodian shall be entitled to be reimbursed therefor after the Purchaser’s receipt of notice and invoice from the Custodian listing any such expense in reasonable detail, and the Purchaser shall defend, indemnify and hold harmless the Custodian from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting therefrom.
     (j) Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. The Servicer’s appointment as Custodian will become effective as of the Cutoff Date and will continue in full force and effect until terminated as herein provided. The appointment of the Servicer as Custodian may be terminated by either Party by written notice to the other Party, such termination to take effect no sooner than sixty (60) days after the date of such notice. Notwithstanding the foregoing, if GMAC resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer are terminated under Section 6.2, the appointment of the Servicer as Custodian hereunder may be terminated by the Master Servicer. As soon as practicable after any termination under this Section 2.2, the Custodian at its expense will deliver to the Master Servicer, or the Master Servicer’s designee, the Receivable Files and the related accounts and records maintained by the Custodian at such place or places as the Master Servicer may reasonably designate.
ARTICLE III
ADMINISTRATION AND SERVICING OF
RECEIVABLES AND PURCHASED PROPERTY
     Section 3.1. Duties of Servicer. Effective as of the Cutoff Date, the Servicer is hereby appointed and authorized to act as the subservicer for the Master Servicer, who is the agent for the Issuer as owner of the Receivables, and in such capacity shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Master Servicer of any Receivables with respect to distributions, generating federal income tax information and performing the other duties specified herein. Subject to the provisions of Section 3.2, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered, pursuant to this Section 3.1, to execute and deliver, on behalf of itself, the Purchaser or the Master Servicer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Purchaser a legal proceeding to enforce a Liquidating Receivable as contemplated by Section 3.3, to enforce all obligations of the Seller herein or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable or a Liquidating Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Servicer is hereby authorized and empowered by each of the Master Servicer and the Purchaser pursuant to this Section 3.1, to obtain possession of the related Financed Vehicle and immediately and without further action on the part of the Purchaser, the Master Servicer or the Servicer, such Receivable and the security interest in the related Financed Vehicle shall thereupon automatically be assigned to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant. Upon such automatic assignment, the Servicer will be, and will have all the rights and duties of, a secured party under the UCC and other applicable law with respect to such Receivable and the related Financed Vehicle. At the Servicer’s request from time to time, the Purchaser or the Master Servicer shall provide the Servicer with evidence of the assignment in trust for the benefit of the Purchaser or the Master Servicer, as applicable, as may be reasonably necessary for the Servicer to take any of the actions set forth in the following sentence. The Servicer is hereby authorized and empowered to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. Each of the Master Servicer and the Purchaser shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties herein. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.1 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Purchaser or the Master Servicer of equivalent authority and rights.
     Section 3.2. Collection of Receivable Payments. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due and will follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself and others in connection therewith. Except as provided in Section 3.6(c), the Servicer is hereby authorized to grant extensions, rebates, or adjustments on a Receivable without the prior consent of the Master Servicer. The Servicer is authorized in its discretion to waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.
     Section 3.3. Realization Upon Receivables The Servicer shall use reasonable efforts, consistent with its customary practices, policies and procedures, to repossess or otherwise convert the ownership of the Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle. The Servicer is authorized to follow such customary practices, policies and procedures as it follows in its servicing of comparable receivables, which practices, policies and procedures may include selling the Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Liquidating Receivable at such time as the Receivable becomes a Liquidating Receivable (or as may otherwise be provided in the Basic Documents).
     Section 3.4. Allocations of Collections. If an Obligor is obligated under one or more Receivables and also under one or more other assets owned by GMAC or the Seller or assigned by GMAC or the Seller to third parties, then any payment on any such asset received from or on behalf of such Obligor will, if identified as being made with respect to a particular item or asset, be applied to such item, and otherwise will be allocated by the Servicer in accordance with its customary standards, policies and procedures.
     Section 3.5. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Purchaser hereby authorizes the Servicer to re-perfect such security interest on behalf of such Purchaser, as necessary because of the relocation of a Financed Vehicle, or for any other reason.
     Section 3.6. Maintenance of Insurance Policies. The Servicer shall, in accordance with its customary servicing practices, policies and procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the related Receivable. The Servicer shall, in accordance with its customary practices, policies and procedures, monitor such physical damage insurance with respect to each Receivable.
     Section 3.7. Covenants of Servicer. As of the Cutoff Date with respect to the Receivables, the Servicer hereby makes the following representations, warranties and covenants. The Servicer covenants that from and after the closing hereunder:
     (a) Liens in Force. Except as contemplated in the Basic Documents, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable;
     (b) No Impairment. The Servicer shall do nothing to impair the rights of the Purchaser in and to the Receivables; and
     (c) No Modifications. The Servicer shall not amend or otherwise modify any Receivable such that the Amount Financed, the Annual Percentage Rate or the number of originally scheduled due dates, is altered or such that the last scheduled due date occurs after the Termination Date.
     Section 3.8. Repurchase of Receivables Upon Breach by the Servicer. Upon discovery by either Party to this Agreement of a breach of any of the covenants set forth in Section 3.5 that materially and adversely affects the interest of the Purchaser in any Receivable, the Party discovering such breach shall give prompt written notice thereof to the other. As of the last day of the second Collection Period following its discovery or receiving notice of such breach (or, at the Servicer’s election, the last day of the first Collection Period so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Purchaser any Receivable materially and adversely affected by such breach as determined by the Purchaser and, on the related Distribution Date, the Servicer shall pay the Administrative Purchase Payment. It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy (except as provided in Section 5.2 of this Agreement) against the Servicer for such breach available to the Purchaser.
     Upon receipt of the Administrative Purchase Payment, the Purchaser shall assign, without recourse, representation or warranty, to the Servicer all of the Purchaser’s right, title and interest in, to and under such Administrative Receivable, all monies due thereon, the security interests in the related Financed Vehicle, proceeds from any Insurance Policies and the interests in certain rebates of premiums and other amounts relating to the Insurance Policies and any document relating thereto, such assignment being an assignment outright and not for security; and the Servicer, shall thereupon own such Receivable, and all such security and documents, free of any further obligations to the Purchaser with respect thereto.
     Section 3.9. Servicer Enforcement of Repurchase Obligations of the Seller. Upon the discovery of any breach of any representation or warranty as set forth in Section 3.2(i) of the Purchase and Sale Agreement, the Party discovering such breach shall give prompt written notice of the breach to the other party. Unless the breach has been cured in all material respects by the last day of the second Collection Period following such discovery the Servicer shall use all reasonable efforts to enforce the obligation of the Seller to repurchase any Receivable materially and adversely affected by such breach as of such last day (or, at the Seller’s election, the last day of the first following Collection Period). In consideration of the repurchase of the Receivable, the Seller will remit, pursuant to Section 6.2 of the Purchase and Sale Agreement, the Warranty Payment to the Servicer and the Servicer will distribute the Warranty Payment to the Purchaser as specified in Section 4.2. The obligation of the Seller to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy (except as provided in Section 5.4 of the Purchase and Sale Agreement) against the Seller for such breach available to the Purchaser.
     Section 3.10. Servicing Fee and Supplemental Servicing Fee Payable to the Servicer.
     (a) Servicing Fee. To compensate the Servicer for services rendered under this Agreement, the Master Servicer will pay the Servicer the Servicing Fee from the Cutoff Date until the earliest to occur of:
     (i) resignation of the Servicer pursuant to Section 5.6;
     (ii) termination of the Servicer pursuant to Section 6.2; or
     (iii) the Termination Date.
Such Servicing Fee will be payable by the Master Servicer on each Distribution Date following the Cutoff Date until the Termination Date.
     (b) Supplemental Servicing Fee. In addition to the Servicing Fee, and as additional compensation for its services rendered under this Agreement, the Servicer will be entitled to retain any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the Receivables during each Collection Period (such amounts, the “Supplemental Servicing Fee”).
     Section 3.11. Annual Statement as to Compliance; Notice of Event of Servicing Termination.
     (a) The Servicer will deliver to the Master Servicer on or before March 15 of each year beginning March 15, 2007, an Officer’s Certificate, dated as of December 31 of the immediately preceding year, stating that:
     (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Cutoff Date to the date of such certificate) and of its performance under the Basic Documents has been made under such officer’s supervision; and
     (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under the Basic Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
     The Servicer shall deliver to the Master Servicer on or before March 15 of each year, beginning on March 15, 2007, a report regarding the Servicer’s assessment of compliance within the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.
     (b) The Servicer will deliver to the Master Servicer promptly after having obtained knowledge thereof, notice of the occurrence of any Event of Servicing Termination.
     Section 3.12. Annual Report of Assessment of Compliance with Servicing Criteria. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or the Seller, to deliver to the Master Servicer on or before March 15 of each year, beginning March 15, 2007, a report (the “Report of Assessment of Compliance with Servicing Criteria”) delivered to the Board of Directors of the Servicer that would satisfy the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with Servicing Criteria with respect to the prior calendar year, which shall at a minimum address the items indicated on Exhibit C hereto.
     Section 3.13. Servicer Expenses. Subject to any limitations on the Servicer’s liability herein, the Servicer will be required to pay all expenses incurred by it in connection with its activities hereunder, including fees, expenses and disbursements of any subcontractors, independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports.
     Section 3.14. [Reserved]

     Section 3.15. Disaster Recovery Plan. The Servicer will maintain and comply with a written plan for resumption of business in the event a disaster disrupts or impairs its business or operations.
ARTICLE IV
DISTRIBUTIONS; STATEMENTS
     Section 4.1. Establishment of Collection Account by the Purchaser. The Master Servicer has established and maintained an account in the name of the Master Servicer (the “Collection Account”) at a bank in the United States of America. On the Closing Date, the Servicer received an Officer’s Certificate of the Purchaser certifying that the Collection Account has been established and identifying the bank account number, which initially will be account number 004770451666 at Bank of America, Dallas TX, ABA #026009593, and stating the related wiring instructions (which the Master Servicer may revise from time to time by giving the Servicer at least five (5) Business Days’ prior written notice thereof). The Servicer will deposit into the Collection Account all remittances to the Purchaser, as required by Section 4.2, by wire transfer in immediately available funds. No monies on deposit in the Collection Account will be property of the Servicer. Pending deposit into the Collection Account, any monies collected by the Servicer with respect to the Receivables may be used by the Servicer at its own risk and for its own benefit and are not required to be segregated from its own funds.
     Section 4.2. Distributions; Remittance Conditions.
     (a) Subject to Section 4.3, the Servicer will make remittances to the Master Servicer, for the benefit of the Purchaser, by depositing Available Collections and Available Collections Interest for the related Collection Period in the Collection Account on the related Distribution Date for any Collection Period, if:
     (i) the rating of GMAC’s short-term unsecured debt is at least P-1 by Moody’s and is at least A-1 by Standard & Poor’s; and
     (ii) no Event of Servicing Termination has occurred during such Collection Period (each of clause (i) and (ii), a “Monthly Remittance Condition”).
     (b) If the Servicer no longer satisfies each Monthly Remittance Condition, then beginning with the first Collection Period thereafter, subject to Section 4.3, the Servicer will be required to remit to the Collection Account:
     (i) within two (2) Business Days of the receipt thereof, all payments made by or on behalf of the Obligors processed in accordance with the Servicer’s ordinary policies and procedures (excluding, with respect to Administrative Receivables or Warranty Receivables which have been repurchased pursuant to Section 6.2 of the Purchase and Sale Agreement or pursuant to Section 3.8, payments received by the Servicer on or after the date as of which such repurchase occurred) net of any Supplemental Servicing Fee;

     (ii) on each Distribution Date (or, with the mutual agreement of the Parties to this Agreement, on the second Business Day of each calendar month), all Liquidation Proceeds; and
     (iii) as soon as practicable, all funds then currently held by the Servicer on behalf of the Master Servicer or the Purchaser.
The Master Servicer may waive any failure to satisfy any Monthly Remittance Condition and upon such waiver such failure will be deemed not to have occurred for the purposes of this Article IV for the time period specified in such waiver.
     On or before the Reporting Date in any month with respect to which the Servicer is required to make remittances in the manner provided in Section 4.2(b), the Servicer will prepare and provide to the Master Servicer, with a copy to the Indenture Trustee as part of the Monthly Servicing Report, a report reconciling its daily remittances with Available Collections for such Collection Period and the other monthly data for such Collection Period. If the Servicer’s aggregate daily remittances exceed Available Collections for the related Collection Period, the Master Servicer will remit (or cause to be remitted) to the Servicer on or before such Distribution Date the amount of such excess. If Available Collections for the related Collection Period exceed the aggregate of the Servicer’s daily remittances, the Servicer will deposit on or before such Distribution Date an amount equal to such excess in the Collection Account.
     To the extent the Servicer again satisfies each Monthly Remittance Condition it will again make remittances to the Purchaser in accordance with Section 4.2(a).
     (c) On each Distribution Date, the Servicer will also remit to the Collection Account an amount equal to the aggregate Warranty Payments and Administrative Purchase Payments, if any, with respect to Administrative Receivables or Warranty Receivables for the related Collection Period pursuant to Section 3.8 hereof and Section 6.2 of the Purchase and Sale Agreement.
     Section 4.3. Net Remittances to the Purchaser. For so long as each Monthly Remittance Condition is satisfied, the Servicer will make the monthly remittances required under Section 4.2(a) net of the Servicing Fee and Supplemental Servicing Fee and any unpaid Servicing Fee and Supplemental Servicing Fee owed to the Servicer; provided, however, that such amounts will be listed separately on the Monthly Servicer Report as if such amounts were distributed to the Servicer separately.
     Section 4.4. Statements to Purchaser. On or before each Reporting Date, the Servicer will deliver to the Master Servicer, with copies to the Indenture Trustee, with respect to all of the Receivables on an aggregate basis a monthly servicer report substantially in the form attached hereto as Exhibit B (each, a “Monthly Servicer Report”) and a monthly data file (setting forth account-level data identified by account number) (the “Monthly Data File”).

ARTICLE V
THE SERVICER
     Section 5.1. Representations of Servicer. The Servicer makes the following representations as of the Cutoff Date and as of the Closing Date:
     (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.
     (b) Due Qualification. The Servicer is duly qualified to do business as a foreign company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables) requires or shall require such qualification.
     (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement; and the Servicer’s execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary limited liability company action.
     (d) Binding Obligation. This Agreement, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (e) No Violation. The consummation of the transactions contemplated by the Basic Documents and the fulfillment of the terms of the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of conversion, certificate of formation or operating agreement of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents or violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, this Agreement.
     (f) No Proceedings. To the Servicer’s knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of the Basic Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Basic Documents.
     (g) Written Information. The written information furnished or to be furnished by GMAC to the Purchaser or the Master Servicer for purposes of or in connection with the Basic Documents, including any written information relating to the Receivables, is true and correct in all materials respects as of the date provided.
     Section 5.2. Indemnities of Servicer. The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:
     (a) The Servicer shall defend, indemnify and hold harmless the Purchaser and the Master Servicer from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;
     (b) The Servicer shall indemnify, defend and hold harmless the Purchaser and the Master Servicer from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Purchaser, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions hereunder, or any fees or other compensation payable to the Purchaser) and costs and expenses in defending against the same;
     (c) The Servicer shall indemnify, defend and hold harmless the Purchaser and the Master Servicer from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser or the Master Servicer through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and
     (d) The Servicer shall indemnify, defend, and hold harmless the Purchaser and the Master Servicer from and against any and all costs, expense, losses, claims, damages, and liabilities arising out of any breach in a material respect of any representation or warranty of the Servicer in this Agreement, or in any Schedule, Exhibit, written statement or certificate furnished by Servicer pursuant to this Agreement; provided, however, that the Servicer shall not be so required to indemnify the Purchaser or the Master Servicer or otherwise be liable to the Purchaser or the Master Servicer hereunder for any losses (i) resulting from the performance of the Receivables in connection with the exercise of remedies following the occurrence of servicing termination (except to the extent any such losses are attributable to any breach by Servicer of any representation, warranty or covenant made by it in relation to any such Receivable), or (ii) arising from the Purchaser’s or the Master Servicer’s willful misfeasance, bad faith or negligence (except for errors in judgment).

     Indemnification under this Section 5.2 shall include reasonable fees and expenses of external counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 5.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.
     Section 5.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by General Motors or GMAC and which is otherwise servicing the Servicer’s receivables, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under the Basic Documents, shall be the successor to the Servicer under the Basic Documents without the execution or filing of any paper or any further act on the part of any of the Parties to this Agreement, anything in the Basic Documents to the contrary notwithstanding. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 5.3 to the Master Servicer.
     Section 5.4. Limitation on Liability of Servicer and Others.
     (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Purchaser or the Master Servicer, except as specifically provided in the Basic Documents, for any action taken or for refraining from the taking of any action pursuant to the Basic Documents or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties herein. The Servicer and any director, officer or employee or agent of the Servicer may reasonably rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Basic Documents.
     (b) Except as provided in the Basic Documents, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with the Basic Documents and that in its opinion may involve it in any expense or liability; provided, however, at the Master Servicer’s request the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the Parties to the Basic Documents and the interests of the Purchaser in the Basic Documents. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Purchaser and the Servicer shall be entitled to be reimbursed therefor, and the Purchaser shall defend, indemnify and hold harmless the Servicer from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting therefrom.
     Section 5.5. Delegation of Duties. So long as GMAC acts as Servicer, the Servicer may, at any time without notice to or consent of the Master Servicer, delegate any duties herein to any corporation or other Person more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors or GMAC. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing automotive receivables. No such delegation or sub-contracting shall relieve the Servicer of its responsibility with respect to such duties.
     Section 5.6. GMAC Not to Resign as Servicer. Subject to the provisions of Section 5.3, the Servicer shall not resign from the obligations and duties imposed on it by the Basic Documents as Servicer except upon determination that the performance of its duties herein or therein, as the case may be, is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer. No such resignation shall become effective until the Master Servicer or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.3.
ARTICLE VI
SERVICING TERMINATION
     Section 6.1. Events of Servicing Termination. The Master Servicer may terminate all of the rights and obligations of the Servicer under this Agreement if any one or more of the following events (“Events of Servicing Termination”) occur and are continuing:
     (a) any failure by the Servicer to deliver to the Purchaser or the Master Servicer any required payment, which failure continues unremedied for a period of five Business Days after (x) written notice thereof is received by the Servicer or (y) discovery of such failure by an officer of the Servicer;
     (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth herein which failure (i) materially and adversely affects the rights of the Purchaser or the Master Servicer and (ii) continues unremedied for a period of ninety (90) days after (x) the date on which written notice of such failure, shall have been given to the Servicer or (y) discovery of such failure by an officer of the Servicer;
     (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;
     (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to GMAC of or relating to substantially all of their respective property; or GMAC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

     (e) The Cumulative Net Losses as of any Distribution Date occurring in September prior to the Termination Date exceeds the “Cumulative Loss Trigger” negotiated by the Servicer and the Master Servicer.
     Section 6.2. Consequence of an Event of Servicing Termination. If an Event of Servicing Termination shall occur and be continuing the Master Servicer, by notice then given in writing to the Servicer, may terminate all of the rights, except as otherwise provided in the Basic Documents, and obligations of the Servicer herein. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer herein, whether with respect to the Receivables or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section 6.2; provided however, that upon the occurrence of an Event of Servicing Termination set forth in Section 6.1(c) or (d), such termination of the Servicer’s rights and obligations shall be immediate and no notice will be required. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.
     Section 6.3. Agreement to Cooperate Upon Termination or Resignation of the Servicer. Upon termination under Section 6.2 or resignation under Section 5.6, the Servicer will cooperate with the Master Servicer or Master Servicer’s designee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including, as soon as practicable, the transfer to the Master Servicer or the Master Servicer’s designee for administration of all cash amounts that are at the time held by the Servicer for deposit or are thereafter received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and records maintained by the Servicer. The Servicer shall be entitled to receive from the Master Servicer and the successor Servicer any amounts that are then payable to the Servicer under this Agreement. In no event, however, will the Servicer be obligated to license its proprietary servicing software or other applications to any successor servicer or any other third party. The Servicer will assist Master Servicer and provide reasonable cooperation to Master Servicer in curing all documentation exceptions and deficiencies with respect to the Receivable File, including obtaining missing title certificates and correcting data errors caused by or resulting from the servicing of the Receivables by Servicer.
     Section 6.4. Waiver of Past Events of Servicing Termination. The Master Servicer may waive any Event of Servicing Termination hereunder and its consequences. Upon any such waiver of a past Event of Servicing Termination, such Event of Servicing Termination will cease to exist, and will be deemed to have been remedied for every purpose of this Agreement. No such waiver will extend to any subsequent or other event or impair any right consequent thereon.
     Section 6.5. Termination. This Agreement will terminate on the Distribution Date in the month following the final payment or liquidation of all the Receivables; provided, however, that so long as GMAC is the Servicer, this Agreement will terminate on the earlier of (x) such Distribution Date or (y) the Distribution Date immediately succeeding the Termination Date, in which case, the Servicer will have no obligation thereafter to continue to service the Receivables, whether such Receivables remain outstanding, are paid in full, are delinquent, are defaulted or are in a bankruptcy or other similar proceeding. In the event that GMAC is the Servicer, on and after the Termination Date all collections realized from the Receivables will be paid to the Servicer, and will be property of the Servicer and the Purchaser will not be entitled to such collections or have any remaining interest in the Receivables.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 7.1. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Servicer and the Master Servicer.
     Section 7.2. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts will be deemed to be an original, and all of which counterparts will constitute but one and the same instrument.
     Section 7.3. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 7.4. Headings and Cross-References. The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.
     Section 7.5. Notices. All communications and notices pursuant hereto to either Party must be in writing or by fax and addressed or delivered to it at its address as shown below or at such other address as may be designated by it by notice to the other Party and, if mailed or sent by fax, will be deemed given upon receipt at the address or fax number for each Party set forth below:

To Servicer:	GMAC LLC
Administration Offices
200 Renaissance Center, 12th Floor
Detroit, Michigan 48265
Attn: Director — Global Securitization
Telephone No.: (313) 665-6274
Fax No.: (313) 665-6351

To the Master Servicer or the Purchaser:	Bank of America, National Association Principal Finance Group 9 West 57th Street New York, New York 10019

With a copy to:	Bank of America, National Association

40 West 57th Street
New York, New York 10019
Mail Stop 01-40-27-01
Attn: Legal Department- PFG Counsel

To the Indenture Trustee:	U.S. Bank National Association
U.S. Bank Corporate Trust Services
209 S. LaSalle Street
Suite 300
Chicago, IL 60604
Facsimile: (312) 325-8905
Attention: BASAT 2006-G1

To the Issuer:	Banc of America Securities Auto Trust 2006-G1
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890-0001
Facsimile: (302) 636-4140
Attention: Corporate Trust Department
     Section 7.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms will be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.
     Section 7.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.3, 5.5 and 5.6 and related provisions, this Agreement may not be assigned by the Servicer without the prior written consent of the Master Servicer.
     Section 7.8. Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Purchaser or the Master Servicer more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.
     Section 7.9. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or the Master Servicer any right, remedy, power or privilege hereunder, will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 7.10. Third-Party Beneficiaries. This Agreement does not create, and will not be deemed to create, a relationship between the Parties or either of them and any third party in the nature of a third party beneficiary or fiduciary relationship.
*      *      *      *      *

     The Parties have caused this Servicing Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

GMAC LLC,
as Servicer and Custodian

By:	/s/ B. Taylor

Name: B. Taylor
Title: Assistant Secretary

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Purchaser and as Master Servicer

By:	/s/ Daniel Goodwin

Name: Daniel Goodwin
Title: Managing Director
Amended and Restated Servicing Agreement

EXHIBIT A
SCHEDULE OF RECEIVABLES
[Provided to Purchaser as Electronic File]

A-1

EXHIBIT B
FORM OF MONTHLY SERVICING REPORT
[Attached]

GMAC LLC
Whole Loan
Monthly Servicing Report

Collection Period
Distribution Date
Transaction Month

I. ORIGINAL PORTFOLIO INFORMATION

Original Portfolio		$.00
Number of Contracts		0
Weighted Average Coupon		0.00%
Weighted Average Original Maturity (in months)		0.00

II. COLLECTIONS

Interest:
Interest Collections		$0.00
Administrative Contracts or Warranty Contracts – Administrative Purchase Payments and Warranty Payments Related to interest		0.00

Total		$0.00

Principal:
Principal Collections		$0.00
Administrative Receivables or Warranty Receivables – Administrative Purchase Payments and Warranty Payments Related to Principal		0.00
Liquidation Proceeds from Receivables that became Liquidating Receivables during Collection Period		0.00

Total		$0.00

Liquidation Proceeds (Recoveries) from Receivables that became Liquidating Receivables during Prior Period		0.00

Total Collections		$0.00

Principal Adjustment
Principal Losses for Collection Period		0.00

Total Regular Principal Reduction		$0.00

III. SERVICING FEE, ADMINISTRATION AND OTHER FEES AND EXPENSES

Servicing Fee Due		$0.00
Servicing Fee Paid		$0.00

Servicing Fee Shortfall		$0.00

IV. DISTRIBUTIONS

Available Collections		$0.00
Servicing Fee Paid		$0.00
Daily Collections Remitted		$0.00

Net Distribution Owed to (Servicer) Purchaser		$0.00

V. PORTFOLIO INFORMATION

	Beginning of Period	End of Period

Portfolio Contract Balance	$0.00	$0.00
Weighted Average Coupon (WAC)	0.00%	0.00%
Weighted Average Maturity (WAM)	0.00	0.00
Remaining Number of Contracts	0	0
Accrued Interest	$0.00	$0.00

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

Losses:
Total Losses for Collection Period		$0.00
Liquidation Proceeds from Receivables that become Liquidating Receivables during Collection Period		$0.00
Liquidation Contracts (#)		0
Liquidation Proceeds (Recoveries) from Receivables that become Liquidating Receivables during Prior Period		$0.00
Net Losses for Collection Period		$0.00
Cumulative Net Losses for all Periods		$0.00

Delinquent Contracts	# of Contracts	Amount

31-60 Days Delinquent	0	$0.00
61-90 Days Delinquent	0	0.00
Over 90 Days Delinquent	0	0.00

Total	0	$0.00

EXHIBIT C
SERVICING CRITERIA
RELEVANT SERVICING CRITERIA
The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:

Regulation AB		Servicer
Reference	Servicing Criteria	(GMAC)
I. General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	N/A

II. Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Regulation AB		Servicer
Reference	Servicing Criteria	(GMAC)
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

III. Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid amount financed and number of Pool Assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

IV. Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business	X

Regulation AB		Servicer
Reference	Servicing Criteria	(GMAC)
days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid amount financed.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

Regulation AB		Servicer
Reference	Servicing Criteria	(GMAC)
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

C-4